May 31, 1996



Friedberg Commodity Mgt. Inc.
BCE Place, Suite 250
P.O. Box 866
Toronto, Ontario M5J2T3

Attention:  Mr. Daniel Gordon

         Re:      Management Agreement Renewal
                  Smith Barney International Advisors Currency Fund L.P.

Dear Mr. Gordon:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1997. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
         Chief Financial Officer,
         Director & Treasurer



AGREED AND ACCEPTED


FRIEDBERG COMMODITY MGT. INC.



By:


Print Name:
DAD/sr

May 31, 1996



Trendview Management Inc.
591 Camino de la Reina
Suite 316
San Deigo, California 93208-3105

Attention:  Mr. Clark Smith

         Re:      Management Agreement Renewal
                  Smith Barney International Advisors Currency Fund L.P.

Dear Mr. Smith:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the
"Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1997. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
         Chief Financial Officer,
         Director & Treasurer



AGREED AND ACCEPTED

TRENDVIEW MANAGEMENT INC.



By:


Print Name:
DAD/sr
rw/1

June 24, 1997



Friedberg Commodity Mgt. Inc.
BCE Place, Suite 250
P.O. Box 866
Toronto, Ontario M5J2T3

Attention:  Mr. Daniel Gordon

         Re:      Management Agreement Renewal
                  Smith Barney International Advisors Currency Fund L.P.

Dear Mr. Gordon:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1998. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
         Chief Financial Officer,
         Director & Treasurer



AGREED AND ACCEPTED


FRIEDBERG COMMODITY MGT. INC.



By:


Print Name:
DAD/sr

June 24, 1997



Trendview Management Inc.
591 Camino de la Reina
Suite 316
San Deigo, California 93208-3105

Attention:  Mr. Clark Smith

         Re:      Management Agreement Renewal
                  Smith Barney International Advisors Currency Fund L.P.

Dear Mr. Smith:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the
"Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1998. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above.


Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT INC.




By:
         Chief Financial Officer,
         Director & Treasurer



AGREED AND ACCEPTED

TRENDVIEW MANAGEMENT INC.



By:


Print Name:
DAD/sr
rw/1